WASHINGTON MUTUAL INVESTORS FUND, INC.

BY-LAWS

As Amended June 18, 2009

WASHINGTON MUTUAL INVESTORS FUND, INC.

BY-LAWS

I N D E X

Section and Title                                                                                                                                Page

Article   I.
SHAREHOLDERS

1.01           Annual Meetings                                                                                              4
1.02           Special Meetings                                                                                               4
1.03           Place of Meetings                                                                                             4
1.04           Notice of Meetings                                                                                          4
1.05           Quorum                                                                                                              5
1.06           Votes Required                                                                                                 5
1.07           Proxies                                                                                                                6
1.08           List of Shareholders                                                                                         6
1.09           Voting                                                                                                                6
1.10	Action by Shareholders Other than at a Meeting	6
1.11	Shareholder Proposals	7

Article  II.                                                                                                                                BOARD OF DIRECTORS

2.01           Chairman of the Board                                                                                 8
2.02           Powers                                                                                                           8
2.03           Number of Directors                                                                                    9
2.04           Election of Directors                                                                                    9
2.05           Regular Meetings                                                                                         9
2.06           Special Meetings                                                                                          9
2.07           Notice of Meetings                                                                                      9
2.08           Quorum                                                                                                          10
2.09           Vacancies                                                                                                      10
2.10           Compensation and Expenses                                                                     10
2.11	Action by Directors Other than at a Meeting	10
2.12           Committees                                                                                                   10
2.13	Holding of Meetings by Conference Telephone Call	11
2.14           Retirement                                                                                                    11
2.15           Directors Emeriti                                                                                          11
2.16           Hiring of Employees or Retaining of Advisers and Experts                 11

--

Article III.
ADVISORY BOARD

3.01           Number and Duties                                                                                    11
3.02           Appointment                                                                                              11
3.03           Compensation and Expenses                                                                   12
3.04           Retirement                                                                                                   12

Article  IV.
OFFICERS

4.01           Executive Officers                                                                                      12
4.02           Vice Chairmen of the Board                                                                      12
4.03           President                                                                                                     12
4.04           Vice Presidents and Assistant Vice Presidents                                    13
4.05           Secretary and Assistant Secretaries                                                       13
4.06           Treasurer and Assistant Treasurers                                                       13
4.07           Subordinate Officers                                                                                 14
4.08           Removal                                                                                                      14

Article   V.
STOCK

5.01           Certificates                                                                                                  14
5.02           Transfers                                                                                                     14
5.03           Stock Ledgers                                                                                             14
5.04           Record Dates                                                                                              15
5.05           Replacement Certificates                                                                          15

Article  VI.
GENERAL PROVISIONS

6.01           Dividends                                                                                                   15
6.02           Checks                                                                                                        16
6.03           Fiscal Year                                                                                                  16
6.04           Custodian                                                                                                   16
6.05           Seal                                                                                                              16
6.06           Representation of Shares                                                                         16
6.07           Prohibited Transactions                                                                           16
6.08           Bonds                                                                                                          17
6.09           Annual Statement of Affairs                                                                    17

Article VII.
AMENDMENT OF BY-LAWS                                                                                                17

--

BY-LAWS
OF

WASHINGTON MUTUAL INVESTORS FUND, INC.

ARTICLE I
SHAREHOLDERS

Section 1.01.  Annual Meetings.  The Corporation is not required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Act").  If the election of Directors is required to be acted upon under the Act then such meeting (or the first such meeting in any year) shall be designated as the annual meeting of shareholders for that year.  If the Act requires the Corporation to hold a meeting of shareholders to elect Directors, the meeting shall, unless otherwise required by the Act, be held no later than 120 days after the occurrence of the event requiring the meeting.  Except as the Articles of Incorporation ("Articles") or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

Section 1.02.  Special Meetings.  At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board or the President or by a majority of the Board or by shareholders entitled to cast 10% in number of votes by vote at a meeting or in writing with or without a meeting.  [Note: changed from 25% to 10% November 15, 1990.]

Section 1.03.  Place of Meetings.  Meetings of the shareholders for the election of Directors shall be held at such place either within or without the State of Maryland or elsewhere in the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of shareholders for any other purpose may be held at such time and place, within the State of Maryland or elsewhere in the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 1.04.  Notice of Meetings.  Not less than 10 days nor more than 90 days before the date of every shareholders’ meeting, the Secretary of the Corporation shall give to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of the meeting, notice in writing or by electronic transmission stating the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any by which shareholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the shareholder personally or by leaving it at the shareholder’s residence or usual place of business or by transmitting it to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. If the Corporation has received a request from a shareholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the shareholder by electronic transmission.  Notice given by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving the notice.  The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action.  An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if the person before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of shareholders’ meetings, or is present at the meeting in person or by proxy.  Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting. Any notice given by the Corporation to a shareholder is effective if given by a single notice, in writing or by electronic transmission, to all shareholders who share an address if the Corporation gives notice, in writing or by electronic transmission, to the shareholder of its intent to give a single notice and the shareholder consents to receiving a single notice or fails to object in writing within 60 days after the Corporation gives notice to the shareholder of its intent to give a single notice.

Section 1.05.  Quorum.  At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast one third of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Articles for the vote necessary for the adoption of any measure.  In the absence of a quorum the shareholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.06.  Votes Required.  A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles.  Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and fractional shares shall be entitled to corresponding fractions of one vote on such matters, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.

Section 1.07.  Proxies.  A shareholder may vote the shares owned of record either in person or by proxy by the shareholder or by the shareholder’s duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, signed by the shareholder or the shareholder’s duly authorized agent. Signing may be accomplished by the shareholder or the shareholder’s authorized agent signing the proxy or causing the shareholder’s signature to be affixed to the proxy by any reasonable means, including facsimile signature. A shareholder may also authorize another person to act as a proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. A copy, facsimile telecommunication or other reliable reproduction of the writing or the transmission referred to herein may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used.

Section 1.08.  List of Shareholders.  At each meeting of shareholders, a full, true and complete list in alphabetical order of all shareholders entitled to vote at such meeting, certifying the number and class or series of shares held by each, shall be made available by the Secretary.

Section 1.09.  Voting.  In all elections for Directors every shareholder shall have the right to vote, in person or by proxy, the shares owned of record by the shareholder, for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote.  At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.  If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the Chairman, the vote upon any election or question shall be taken by ballot.  Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors.  Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors.  Inspectors may be elected by the shareholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of Directors.  In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the Chairman of the meeting may appoint an inspector or inspectors.

Section 1.10.  Action by Shareholders Other than at a Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

Section 1.11. Shareholder Proposals.  For any shareholder to properly bring any business (including, without limitation, Director nominations) before an annual meeting or special meeting of shareholders, such shareholder must provide timely written notice in proper form to the Secretary in accordance with this Section 1.11 and such business must otherwise be an appropriate matter for shareholder action.  This Section 1.11 shall be the exclusive means for a shareholder to submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended and included in the Corporation’s notice of meeting) before a meeting of shareholders.

(a)  Timeliness.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. For purposes of this paragraph, “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the 1940 Act, Section 14 of the Exchange Act and/or the respective rules and regulations promulgated thereunder.

(b)  Proper Form.  To be in proper form, a shareholder’s notice to the Secretary must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made all information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination of a Director or Directors that the shareholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (2) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (iii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

 (c)   Authority of Chairman.  Except as otherwise provided by law, the Charter or these By-Laws, the Chairman of a shareholders’ meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.  Chairman of the Board.  The Chairman of the Board shall be elected by the Board of Directors and shall preside at all meetings of the Board of Directors and of the shareholders at which he is present.  If the Directors determine to elect a Director who is not an “interested person” of the Corporation as defined in Section 2(a)(19) of the 1940 Act (an “independent Director”) as Chairman of the Board, the Chairman of the Board shall serve as a non-executive Chairman and shall not be an officer of the Corporation.  The Chairman of the Board shall hold such title until a successor shall have been duly chosen and qualified, or until the Chairman shall have resigned or shall have been removed.  Any vacancy may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2.02.  Powers.  The Board of Directors (the "Board") may exercise all the powers of the Corporation, except such as are by statute or the Articles or these By-Laws conferred upon or reserved to the shareholders.  The Board shall keep full and fair accounts of its transactions.

Section 2.03.  Number of Directors.  The number of Directors shall be such number as shall be fixed from time to time by vote of a majority of the Directors; provided, however, that the number of Directors shall in no event exceed fifteen nor be reduced to fewer than three.  The tenure of office of a Director shall not be affected by any decrease in the number of Directors made by the Board.

Section 2.04.  Election of Directors.  Until the first annual meeting of shareholders or until successors or additional Directors are duly elected and qualify, the Board shall consist of the persons named as such in the Articles of Incorporation. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until their resignation, death, disability, or until their successors are elected and qualify. At each annual meeting of the shareholders, the Corporation may, in the discretion of the Board of Directors, seek shareholder approval of all or only such number of Directors required to comply with the 1940 Act. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors.

Section 2.05.  Regular Meetings.  After the first annual meeting of shareholders at which a Board shall have been elected, the Board so elected shall meet for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of shareholders. Other regular meetings of the Board shall be held without notice on such dates and at such places within or without the State of Maryland or by means of remote communication, as may be designated from time to time by the Board.

Section 2.06.  Special Meetings.  Special meetings of the Board may be called at any time by the Chairman of the Board, the President or the Secretary of the Corporation, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland or by means of remote communication, as may be designated from time to time by the Board.

Section 2.07.  Notice of Meetings.  Notice of the place, day and hour of all meetings shall be given to each Director two days (or more) before the meeting, by delivering the same personally, or by sending the same by electronic transmission, or by leaving the same at the Director’s residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the Director at the Director’s last known business or residence post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the Board need be given to any Director who attends, or to any Director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

Section 2.08.  Quorum.  At all meetings of the Board, one-third of the Directors (but in no event fewer than two Directors) shall constitute a quorum for the transaction of business.  Except in cases in which it is by statute, by the Articles or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure.  In the absence of a quorum, the Directors present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09.  Vacancies.  Subject to the requirements of the 1940 Act, any vacancy occurring in the Board for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board; provided, in either case, that immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders at an annual or special meeting thereof. If at any time after the first annual meeting of shareholders of the Corporation, a majority of the Directors in office shall consist of Directors elected by the Board, a meeting of the shareholders shall be called forthwith for the purpose of electing the entire Board, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board. A Director elected by the Board or the shareholders to fill a vacancy shall be elected to hold office until his resignation, death, disability, or until his successor is elected and qualifies.

Section 2.10.  Compensation and Expenses.  Directors may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings.  In addition, Directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Directors.  Members of committees may be allowed such compensation and reimbursement as the Directors may authorize.  Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.11.  Action by Directors Other than at a Meeting.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if a written consent to such action given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be, and such written consent is filed in paper or electronic form with the minutes of proceedings of the Board or committee.

Section 2.12.  Committees.  The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution and by law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 2.13.  Holding of Meetings by Conference Telephone Call.  At any regular or special meeting of the Board or any committee thereof, members thereof, may participate in such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.14.  Retirement.  The Board is authorized to establish a mandatory retirement age for Directors.

Section 2.15.  Directors Emeriti.  The Board is authorized to establish the positions of Chairman Emeritus and Director Emeritus and to annually elect to such positions certain Directors who have attained the mandatory retirement age and to serve under such conditions as may be promulgated from time to time by the Board.

Section 2.16.  Hiring of Employees or Retaining of Advisers and Experts.  The independent Directors may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing shareholder interests.

ARTICLE III

ADVISORY BOARD

Section 3.01.  Number and Duties.  There may be an Advisory Board to the Board of Directors of the Corporation consisting of not fewer than three nor more than twelve persons, which Advisory Board shall counsel and consult with the Board with respect to the number of issues to be held in the investment portfolio of the Corporation and the industrial diversification policies to be adopted and pursued by the Corporation.

Section 3.02.  Appointment.  The Board shall appoint persons to the Advisory Board at the organizational meeting, or at any regular or special meeting of the Board, such persons to serve until the next annual organizational meeting of the Board.

Section 3.03.  Compensation and Expenses.  The Board by resolution may provide for payment to Advisory Board members of a retainer and/or a fixed fee for attendance at meetings, together with reimbursement of expenses incurred in connection with their attendance at meetings or otherwise in performing their duties.  Nothing contained herein shall preclude Advisory Board members from receiving additional compensation for special assignments as an Advisory Board member or for serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.04.  Retirement.  The Board is authorized to establish a mandatory retirement age and other qualifications for Advisory Board members.

ARTICLE IV

OFFICERS

         Section 4.01.  Executive Officers.  The Board may choose a Chairman of the Board and one or more Vice Chairmen of the Board from among the Directors, and shall choose a President, a Secretary and a Treasurer who need not be Directors.  The Board shall designate as principal executive officer of the Corporation either a Vice Chairman of the Board or the President.  The Board may choose one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Director.  Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Articles, by the By-Laws or by resolution of the Board to be executed by any two or more officers.  Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed.  Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.02.  Vice Chairmen of the Board.  A Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Directors, and he shall perform such other duties as may from time to time be assigned to him by the Board or as may be required by law.  If there be more than one Vice Chairman, the Board may determine which one or more of the Vice Chairmen shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the Chairman may make such determination.

Section 4.03.  President.   In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a Maryland Corporation, and such other duties, as from time to time, may be assigned to him by the Board.

Section 4.04.  Vice Presidents and Assistant Vice Presidents.  The Vice President or Vice Presidents, including any Executive or Senior Vice President(s), at the request of the President or in the President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President(s) or Assistant Vice President(s) shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

Section 4.05.  Secretary and Assistant Secretaries.  The Secretary shall keep the minutes of the meetings of the shareholders, of the Board and of any committees, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the records of the Corporation; see that the corporate seal, if any, is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general perform all duties incident to the office of a secretary of a Maryland Corporation, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board, or the President.

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 4.06.  Treasurer and Assistant Treasurers.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board in accordance with Section 6.04 of these By-Laws; render to the President, the Chairman of the Board and to the Board, whenever requested, an account of the financial condition of the Corporation; and in general, perform all the duties incident to the office of a treasurer of a corporation including  such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.

         The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President or the Chairman of the Board shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.

Section 4.07.  Subordinate Officers.  The Board may from time to time appoint such subordinate officers as it may deem desirable.  Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe.  The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

Section 4.08.  Removal.  Any officer or agent of the Corporation may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

ARTICLE V

STOCK

Section 5.01.  Certificates.  Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of stock owned in the Corporation.  Such certificate shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation.  The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal.  No certificates shall be issued for fractional shares.  Such certificates shall be in such form, not inconsistent with law or with the Articles, as shall be approved by the Board. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.  Certificates need not be issued except to shareholders who request such issuance in writing.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 5.02.  Transfers.  The Board shall have power and authority to make such rules and regulations as it may deem necessary or expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar, if any, may be combined.

Section 5.03.  Stock Ledgers.  A stock ledger, containing the names and addresses of the shareholders of the Corporation and the number of shares of each class held by them, respectively, shall be kept by the Transfer Agent of the Corporation.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

Section 5.04.  Record Dates.  The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In such case, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.  A meeting of shareholders convened on the date for which it was called may be adjourned from time to time, without notice to a date not more than 120 days after the original record date.

Section 5.05.  Replacement Certificates.  The Board may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such conditions as the Board shall determine.  When authorizing such issue of a new certificate or certificates, the Board may, in it discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

ARTICLE VI
GENERAL PROVISIONS

Section 6.01.  Dividends.  Dividends or distributions upon the capital stock of the Corporation, subject to provisions of the Articles, if any, may be declared by the Board at any regular or special meeting, pursuant to law.  Dividends or distributions may be paid only in cash, property or in shares of the capital stock, subject to the provisions of the Articles.

Before payment of any dividend or distribution there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions or for maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.02.  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 6.03.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 6.04.  Custodian.  All securities and cash of the Corporation shall be placed in the custody of a bank or trust company ("Custodian") having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act (or maintained in such other manner as is consistent with Section 17(f) of the Act and the rules and regulations promulgated thereunder.)  The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Board of Directors of the Corporation.  The Corporation shall, upon the resignation or inability to serve of the Custodian, use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian, the question whether or not the Corporation shall be liquidated or shall function without a custodian.

Section 6.05.  Seal.   The Board may provide a suitable seal, bearing the name of the Corporation, which shall be in the custody of the Secretary.  The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 6.06.  Representation of Shares.  Any officer of the Corporation is authorized to vote, represent and exercise for the Corporation any and all rights incident to any shares of any corporation or other business enterprise owned by the Corporation.

Section 6.07.  Prohibited Transactions.  No officer or Director of the Corporation or of its business manager, investment adviser, and their affiliates shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest.  This prohibition shall not prevent: (a) officers or Directors of the Corporation from having a financial interest in the Corporation, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or Directors is an officer or Director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; or (c) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or Director who is an officer or Director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

Section 6.08.  Bonds.  The Board may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board.  The Board shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable amount as a majority of the Board who are not "interested persons" of the Corporation as defined in the Act shall determine with due consideration to the value of the aggregate assets of the Corporation to which any such officer or employee may have access, or in any amount or upon such terms as the Securities and Exchange Commission may prescribe by order, Rule or Regulations.

Section 6.09.  Annual Statement of Affairs.  The President or the Treasurer shall prepare, or cause to be prepared, at least annually, a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be placed on file at the Corporation's principal office within 120 days after the end of the fiscal year.

ARTICLE VII

AMENDMENT OF BY-LAWS

         These By-Laws of the Corporation may be altered, amended, added to or repealed by majority vote of the shareholders or by majority vote of the entire Board.

--